QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Merisant Company

OFFER TO EXCHANGE ITS 9 1/2% SENIOR SUBORDINATED NOTES DUE 2013 (CUSIP No. 58984WAB3), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS ISSUED AND OUTSTANDING 9 1/2% SENIOR SUBORDINATED NOTES DUE 2013 (CUSIP Nos. 58984WAA5, U58973AA3).

PURSUANT TO THE PROSPECTUS DATED                        , 2005

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        As set forth in the Prospectus dated                        , 2005 (the "Prospectus") under the caption "The Exchange Offer—Guaranteed Delivery Procedures" and the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 1 thereto, this form, or one substantially equivalent hereto, must be used to accept the Exchange Offer if certificates representing the 9 1/2% Senior Subordinated Notes due 2013 (the "Outstanding Notes"), of Merisant Company, a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a Holder's certificates or other required documents to reach the Exchange Agent on or prior to the Expiration Date. Such form may be delivered by mail, hand delivery, overnight courier or facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal) unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

Wells Fargo Bank, N.A., as Exchange Agent

By registered or certified mail:	By regular mail or overnight courier:	By hand:
Wells Fargo Bank, N.A. MAC # N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC # N9303-121 Corporate Trust Operations 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building— 12th Floor Corporate Trust Services, 608 Second Avenue South Minneapolis, MN 55402

        Facsimile (eligible institutions only): (612) 667-4927
Telephone inquiries: (800) 344-5128

        Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies & Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Company $                                           principal amount of Outstanding Notes, pursuant to the guaranteed delivery procedures set forth in the Prospectus and accompanying Letter of Transmittal.

Certificate Number(s)	Principal Amount Tendered

        If Outstanding Notes will be tendered by book-entry transfer to The Depository Trust Company (the "DTC"), provide account number (as applicable).

Account No.

        The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and Wells Fargo Bank, N.A., as Trustee with respect to the Outstanding Notes tendered pursuant to the Exchange Offer.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

SIGN HERE
Signature(s) of Registered Holder(s) or Authorized Signatory
Name(s) of Registered Holder(s) (Please Type or Print)

Address
Zip Code
Area code and Telephone Number
Dated: ____________________________________

2

GUARANTEE (Not to be used for Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, hereby (a) represents that the above-named person(s) has a net long position in the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 and (c) guarantees delivery to the Exchange Agent of certificates representing the Outstanding Notes tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC, with a properly completed and duly executed Agent's Message (as defined in the Letter of Transmittal) or Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, within three Business Days after the Expiration Date.

Name of Firm	Title

Authorized Signature	Name (Please Type or Print)

Address	Dated: ________________________

Area Code and Telephone Number

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3

QuickLinks

NOTICE OF GUARANTEED DELIVERY Merisant Company
PURSUANT TO THE PROSPECTUS DATED , 2005
Wells Fargo Bank, N.A., as Exchange Agent
Account No.